SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )
Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /   Preliminary Proxy Statement
/ /   Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
/X/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to <SUBSECTION> 240.14a-11(c) or
      <SUBSECTION> 240.14a-12

                        OREGON METALLURGICAL CORPORATION
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/   No fee required.
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1)   Title of each class of securities to which transaction applies:
      2)   Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      4)   Proposed maximum aggregate value of transaction:
      5)   Total fee paid:
/ /   Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)   Amount Previously Paid:
      2)   Form, Schedule or Registration Statement No.:
      3)   Filing Party:
      4)   Date Filed:

                                         OREGON METALLURGICAL CORPORATION
                                     530 Southwest 34th Avenue - P.O. Box 580
                                            Albany, Oregon  97321-0177



                                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                             TO BE HELD APRIL 24, 1997




         The annual meeting of the shareholders of Oregon Metallurgical Corporation, an Oregon corporation, will be held in the auditorium of the Company's office building at 530 Southwest 34th Avenue in Albany, Oregon, on the 24th day of April, 1997, at 10 o'clock a.m., Oregon Time, for the following purposes:


         (1)      To elect nine directors for the ensuing year;
         (2) To approve an amendment to the Restated Articles of Incorporation to increase the authorized number of shares of the Company; and
         (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only shareholders of record as of the close of business on March 7, 1997, will be entitled to notice of and to vote at the meeting.

         You are cordially invited to attend the meeting in person. Whether or not you plan to attend, please date, sign and mail the enclosed proxy to avoid the expense of further solicitation. A majority of the outstanding shares must be represented at the meeting in order to transact business, and, whether you own few or many shares, your proxy is important in fulfilling this requirement.





March 14, 1997                              BY ORDER OF THE BOARD OF DIRECTORS
                                            ORVAL N. THOMPSON, Secretary










OREMET<REGISTERED TRADEMARK> is the registered trademark of Oregon Metallurgical Corporation

                                 PROXY STATEMENT


                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 24, 1997


         This statement is furnished in connection with the solicitation of proxies for the annual meeting of shareholders of Oregon Metallurgical Corporation (the "Company" or "Oremet"), an Oregon corporation, to be held April 24, 1997. These proxies are solicited by the Board of Directors of the Company (the "Board"). A proxy may be revoked at any time prior to its exercise by (i) appearing in person and voting at the annual meeting; (ii) a written revocation delivered to the Secretary of the Company prior to the convening of the annual meeting; or (iii) a later-dated proxy received by the Secretary of the Company. Attendance at the meeting will not by itself revoke a proxy. This Proxy Statement and accompanying form of proxy were first sent or given to shareholders on approximately March 14, 1997.

         The Company has only one class of stock, namely, $1.00 par value common stock ("Common Stock"). The close of business on March 7, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. On the record date, there were 16,185,553 outstanding shares, each entitled to one vote. In the election of directors, the shareholders have cumulative voting rights. Proxies of shareholders will be voted by the persons named as proxies, and, in the absence of special instruction, may be cumulated in the manner authorized by the laws of Oregon, that is, either by giving one nominee for director as many votes as the number of directors to be elected (and for whose election the shareholder has a right to vote), such number being nine for 1997, multiplied by the number of shares owned by the shareholder, or by distributing such votes on the same principal among any number of nominees. The shares held by each person giving a proxy in the accompanying form will be voted at the meeting in accordance with any instructions specified in the proxy. If no instructions are specified, the shares will be voted: (i) FOR the directors named in this Proxy Statement or, in the discretion of those voting the proxy, cumulatively for the election of one or more of such directors and (ii) FOR the amendment to the Restated Articles of Incorporation.

         It is necessary that a majority of the outstanding Common Stock (including abstentions and broker non-votes) be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. A plurality of the votes cast by the shares entitled to vote is required to elect directors. The approval of the amendment to the Restated Articles of Incorporation requires that the votes cast favoring the amendment exceed the votes cast opposing the amendment. Proxies withholding authority to vote will be treated as votes cast. Abstentions and broker non-votes will have no effect on the vote for directors. For the other proposal, abstentions will be treated as a vote cast against the proposal and broker non-votes will not be treated as a vote cast and, therefore, will not be counted for or against the proposal.


         ANY SHAREHOLDER MAY OBTAIN WITHOUT CHARGE A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES. Requests for the

Form 10-K should be addressed to Dennis P. Kelly, Vice President, Finance and Chief Financial Officer and Treasurer, at P.O. Box 580, Albany, Oregon 97321, phone number (541) 967-9000.


                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Common Stock at February 28, 1997, (i) by each person known by the Company to own beneficially more than 5% of the Common Stock; (ii) by each of the Company's directors, nominees and the named executive officers; and (iii) by all directors, nominees and executive officers of the Company as a group.

                                                                             SHARES                    PERCENTAGE
                    NAME OF BENEFICIAL OWNER                              BENEFICIALLY                     OF
                                                                            OWNED (1)                    COMMON
                                                                                                          STOCK

American Century Companies, Inc.,                                            850,000                      5.3%
American Century Investment Management, Inc.,
American Century Mutual Funds, Inc. and
James E. Stowers, Jr.
4500 Main Street, Kansas City, MO  64141


Nicholas-Applegate Capital Management (2)                                    918,405                      5.7%
600 West Broadway, San Diego, CA  92101

Wellington Management Company, LLP (3)                                       828,400                      5.1%
75 State Street, Boston, MA  02109

Carlos E. Aguirre (4) (5)                                                     17,512                        *

Gilbert E. Bezar                                                               2,000                        *


Thomas B. Boklund                                                              1,300                        *


J.P. Byrne (4) (5)                                                               959                        *

Thomas L. Chrystie (6)                                                        10,000                        *


Roger V. Carter                                                                6,000                        *

Nicholas P. Collins                                                            6,400                        *


Howard T. Cusic                                                                5,800                        *

David G. Floyd (4) (5)                                                        25,104                        *

T. Grant John (7)                                                                886                        *

Dennis P. Kelly (4) (5)                                                       11,647                        *


David H. Leonard                                                               5,800                        *


James S. Paddock (8)                                                         120,000                        *


James R. Pate                                                                    950                        *


All directors, nominees and executive officers as a group                    224,199                      1.4%
(15 persons) (4) (5) (9)


 *       Less than 1%


                                                       2



<F1>     Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares of
         Common Stock shown as beneficially owned.
<F2>     Based on the information obtained from a Schedule 13G dated February 3,
         1997, filed by Nicholas-Applegate Capital Management with the Securities and Exchange Commission: Nicholas-Applegate Capital Management has the sole power to vote 875,362 shares and the sole power to dispose of 918,405 shares.
<F3>     Based on the information obtained from a Schedule 13G dated January 24,
         1997, filed by Wellington Management Company, LLP ("WMC") with the Securities and Exchange Commission: WMC has the shared power to vote 545,600 shares and the shared power to dispose of 828,400 shares.
<F4>     Shares beneficially owned are in Messrs. Aguirre's, Byrne's, Floyd's, and Kelly's ESOP and Savings Plan accounts, except 1,500 shares for Mr. Kelly in which voting and investment power is shared, 109 shares owned directly by Mr. Byrne, 188 shares for Mr. Byrne in which voting and investment power is shared and 20,730 shares held in Mr. Floyd's IRA.
<F5>     Shares include 398 shares to be contributed to the Savings Plan for each of Messrs. Aguirre, Byrne, Floyd and Kelly.
<F6>     Shares held in the Thomas L. Chrystie Living Trust.
<F7>     500 shares are owned directly by Mr. John and 386 shares are beneficially owned by his spouse.
<F8>     Shares shown are issuable under a warrant agreement with Mr. Paddock.
<F9>     Shares shown include 1,688 shares in which voting and investment power is shared.





         The Oregon Metallurgical Corporation Employee Stock Ownership Plan (the "ESOP") and the Oremet Savings Plan (together the "Plans") provide that the Trustee (Key Trust Company of the Northwest) will vote all Common Stock held by the Plans as directed by the participants. Each participant has the right with respect to Common Stock allocated to his or her plan account to direct the Trustee how to vote in any matter put to a shareholder vote. With respect to any Common Stock which has not been allocated to a participant's Plan account or Common Stock as to which the Trustee has not received direction from any participant, the Trustee is required to vote the stock in accordance with a secondary vote of the participants. The Plans also provide that, in the event of a tender or an exchange offer, each participant will have the right to determine whether the shares allocated to his or her Plan account should be tendered or exchanged and unallocated shares, or nondirected shares, are subject to tender or exchange in accordance with a secondary vote of the participants.



                              ELECTION OF DIRECTORS

         The Board consists of nine members. The Board held seven meetings during the last fiscal year. During the portion of 1996 for which he was a director, each incumbent director attended at least 75%, except Mr. Boklund who attended 63%, of the total of (i) the meetings of the Board and (ii) the meetings held by all committees of the Board on which he served.

         All nominees named for election are presently members of the Board except Messrs. Chrystie and John. The term of office for which each nominee is a candidate will expire at the annual meeting of shareholders in 1998, and until a successor is elected. The accompanying proxy, when properly executed and returned to the Company, will, unless otherwise indicated, be voted for the nominees as specified. If any nominee should become unavailable for election (an event which management does not anticipate), the proxy will be voted for the election of such substitute nominee as may be designated by the Board. All nominees have consented to serve if elected. Directors, other than the President, must be under age 72, and have less than twelve years of cumulative service as a director. Current directors Messrs. Bezar and Cusic have not been renominated as they will exceed the maximum age or years of service allowed for election to the Board in 1997.

         The Restated Articles of Incorporation of the Company provide that, if less than 25% of the Company's outstanding stock is held by the ESOP and Oremet Savings Plan, nominees to the Board must include one person selected by hourly (union) employees and one selected by salaried (non-union) employees of the Company ("ESOP Directors").




                                    DIRECTORS

         Information with respect to each person nominated for election as a director is set forth below.


         Carlos E. Aguirre, Ph.D. in Metallurgy and Material Science, age 53, the President and Chief Executive Officer of the Company, has been a director since June 1993. Mr. Aguirre served as President of Axel Johnson Metals, Inc. from 1982 to 1993. Prior to that, Mr. Aguirre was the Vice President of Technology at Ingersoll-Johnson Steel Corporation from 1979 to 1982.

         Thomas B. Boklund, age 57, has been a director since 1996. He has been employed by Oregon Steel Mills, Inc., since 1973 and was President and Chief Executive Officer from 1982 to 1992, and, since 1992, Chief Executive Officer and Chairman of the Board. Mr. Boklund is also a director of Paragon Trade Brands, Inc., and a trustee of the William G. Gilmore Foundation.


         Roger V. Carter, age 67, selected for nomination as a director by the salaried employees, has been a director of the Company since 1990. He has been an independent metals technology consulting engineer since 1986. He was employed by the Boeing Company from 1954 and served as Chief Metallurgist and Manager of Metals Technology at the time of his retirement in 1986.


         Thomas L. Chrystie, age 63, is a nominee for director in 1997. He is currently an investor and business consultant, after retiring from Merrill Lynch & Co., Inc. From 1955 to 1988, Mr. Chrystie served in various investment banking and management capacities, including heading Merrill Lynch's investment banking capital markets, and merchant banking activities, each of which he helped build. He also served as the Chief Financial Officer at Merrill Lynch & Co., Inc. with additional responsibility for planning and development. Mr. Chrystie is a trustee of Columbia University, The Presbyterian Hospital, Columbia-Presbyterian Center, and the National Museum of Wildlife Art.


         Nicholas P. Collins, age 64, has been a director of the Company since 1990. He is the Vice Chairman of ESCO Corporation, a steel technology company, where he has been employed since 1957.


         T. Grant John, age 58, Ph.D. in Metallurgical Engineering, is a nominee for director in 1997. He has been employed by Lukens Inc., since 1993. He is currently its Senior Vice President - Commercial, after having been President and Chief Operating Officer of subsidiary, Washington Steel Corporation. Prior to joining Lukens, Mr. John was employed by Axel Johnson, Inc., for fourteen years, during which time he held a number of senior managerial positions.

         David H. Leonard, age 50, has been a director of the Company since 1990. He has been a partner of the Salem, Oregon, law firm of Churchill, Leonard, Brown, Lodine and Hendrie since 1976.


         James S. Paddock, age 55, has been a director since 1994. Since 1994, he has been a Vice President of the Company and President, Chief Executive Officer and Chief Operating Officer of Titanium Industries, Inc., an 80% owned subsidiary of the Company. From 1986 to 1994 Mr. Paddock was the President, Chief Executive Officer and Chief Operating Officer of the predecessor company to Titanium Industries, Inc.

         James R. Pate, age 51, selected for nomination as a director by the hourly employees, has been a director of the Company since 1989. He was Manager, Business Services, Oregon Department of Corrections from 1990 to 1993, and is currently the Financial Services Manager, Vocational Rehabilitation Division, Oregon Department of Human Resources.



                               EXECUTIVE OFFICERS

         Information about the four executive officers of the Company who are not also members of the Board is set forth below.


         J.P. Byrne, age 45, has been Vice President, Manufacturing and Engineering since March 1995. Mr. Byrne was President of Byrne & Associates in 1994. Mr. Byrne was President and CEO of TiLine, Inc., and then its successor company, IMI Titanium, Inc., from 1986 to 1994.


         David G. Floyd, age 54, has been Vice President, Commercial since 1991. Mr. Floyd was Managing Director, International Sales for RMI Titanium Company from 1984 to 1991.

         Dennis P. Kelly, age 50, has been Vice President, Finance, Chief Financial Officer and Treasurer of the Company since 1993. Mr. Kelly was the Vice President Finance, Chief Financial Officer and Treasurer of Titanium Metals Corporation from 1985 to 1993.


         Steven H. Reichman, age 53, has been Vice President, Technology and Corporate Development since 1993. Mr. Reichman was Director of Research & Development at Wyman-Gordon Company from 1983 to 1993.

                        COMMITTEES OF BOARD OF DIRECTORS

         The Board has an executive committee, an audit committee, a nominating committee, and a finance/compensation committee.

         The Executive Committee consists of Mr. Cusic (Chairman), Mr. Aguirre, Mr. Collins, and Mr. Leonard. The committee has authority to act on behalf of the Board on all but major corporate actions which are reserved by law to the full Board. In practice, the committee meets in place of the full Board when pressing matters arise which require action between regularly scheduled meetings of the Board. All actions taken by the committee are reported at the next Board meeting. The committee held six meetings during 1996.

         The Audit Committee consists of Mr. Bezar (Chairman), Mr. Pate, and Mr. Carter. The audit committee, which met two times during 1996, is responsible for
(i) nominating independent auditors for selection by the Board, (ii) reviewing the planned scope of the independent audit, (iii) reviewing the results of the independent auditors' examination, (iv) reviewing annual financial statements prior to issuance, and (v) reviewing internal financial control procedures.

         The Nominating Committee consists of Mr. Cusic, Mr. Aguirre, Mr. Carter (an ESOP Director), and Mr. Boklund. One member of this committee is selected from the ESOP Directors. The selection of ESOP Director alternates each year between the director proposed for nomination to the Board by the hourly employees and the director proposed for nomination to the Board by the salaried employees. The committee identifies, reviews, and recommends potential candidates for Board vacancies. Nominees for director positions are selected by the Board as a whole. The committee will consider candidates suggested by shareholders through timely communication with the Secretary of the Company.
The committee held one meeting in 1996.

         The Finance/Compensation Committee, which consists of Mr. Collins (Chairman), Mr. Bezar, Mr. Cusic, and Mr. Leonard, held two meetings during 1996. The Finance/Compensation Committee, when requested by the Board, reviews and advises the Board on fiscal and compensation matters.



                     REPORT OF THE COMPENSATION COMMITTEE OF
                             THE BOARD OF DIRECTORS

         The Report of the Finance/Compensation Committee of the Board and the Performance Graph following it should not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.


         The Finance/Compensation Committee (the "Committee") consists of four
(4) directors, none of whom are executive officers of the Company. The Committee advises the Board on compensation matters. The Committee's policy is to review and establish executive compensation to ensure that base pay and incentive compensation are at competitive levels, and to provide incentive systems reflecting both financial performance and an alignment with shareholder interests. The Committee implements these principles through a combination of: competitive base salary and benefit programs containing both cash and equity based components; an annual incentive program; and an equity based long-term incentive program.


                     KEY ELEMENTS OF EXECUTIVE COMPENSATION


         BASE PAY. The Board awards compensation packages that it believes are competitive with other companies in order to attract and retain executives. Pursuant to such policy, the Board authorized employment contracts for the following new or vacant positions during the last few years: President and Chief Executive Officer (Mr. Aguirre); Vice President, Manufacturing and Engineering (Mr. Byrne); Vice President, Commercial (Mr. Floyd); Vice President, Finance, Chief Financial Officer and Treasurer (Mr. Kelly); Vice President (Mr. Paddock); and Vice President, Technology and Corporate Development (Mr. Reichman). The agreements with the executive officers of the Company generally provide for a base compensation, a bonus paid at the time of execution of the agreement, and an annual bonus for years before 1995. Relocation expenses were not awarded under the executive officers' employment agreements. See "Employment Contracts, Severance Arrangements and Change In Control Arrangements."

         In 1996, the Company benchmarked its compensation program by retaining an independent outside consulting firm to prepare an updated report that compared the base salary and benefits programs of the Company to those of similar sized companies ("Report"). The Committee utilized the Report and compared compensation paid to other executives in comparable companies and with comparable qualifications and adjusted Mr. Aguirre's and the other executives' base compensation to remain consistent with competitive levels.

         The Company established separate stock compensation plans as a component of base pay for salaried and hourly employees during 1995. In lieu of stock, executive officers are paid the cash equivalent of one share of Common Stock for each $100 of compensation earned subject to a ceiling of $20 per share value.


         ANNUAL INCENTIVE PROGRAM. The annual incentive program, as amended in 1996, in which executive officers other than Mr. Paddock participate, emphasizes a positive link between enhanced shareholder value and incentive compensation. Incentive payments under the plan are based solely on achievement of specified levels of Return on Equity ("ROE"). The Committee believes incentive opportunities are commensurate with the performance required to achieve increasingly higher levels of ROE. Performance above a specified ROE threshold level is required before any incentives are paid. Because ROE is used to measure performance, the Committee believes total direct compensation (base salary plus annual incentive) is positively correlated with the performance of the Company. Mr. Paddock participates in a separate program which is based on the profitability of Titanium Industries, Inc. ("TII"). The Company also maintains a cash profit sharing program for other salaried and hourly employees, based on achievement of specified levels of ROE.


         LONG TERM INCENTIVE PROGRAM. The Company adopted a Long Term Incentive Compensation Stock Appreciation Rights Plan ("SAR Plan") in December of 1995 under which phantom stock appreciation rights ("SARs") may be awarded to certain key executive officers and senior managers. In December 1996, 187,500 SARs were granted, of which 96,000 were granted to named executive officers. Such grants are awarded periodically to executive officers of the Company as determined by the Board other than interested directors. The SARs vest as follows: less than second anniversary of grant ("anniversary"), 0%; second anniversary, 50%; third anniversary, 75%; fourth anniversary, 100%; and expire on the tenth anniversary of the grant. The SARs also fully vest upon the death or disability of the participant, or upon a change in control of Oremet. SARs will be forfeited if the participant is terminated for "cause" (as defined in the SAR Plan). The SARs are payable only in cash, and the participant receives the difference between the market value of Common Stock on the date of exercise, less the grant price. The SAR Plan will expire in 2005 unless extended by the Board.


         In 1996, the Company established a stock option plan for certain eligible employees, other than executive officers, and granted options to buy 500 shares of Common Stock at the fair market value at the date of grant. The options vest 100% on the fourth anniversary of the grant.
The total number of shares subject to options is 252,000.

         ESOP AND EXCESS BENEFIT PLANS. In adopting the ESOP and related Excess Benefit Plan, the Board stated its belief that participation of employees in the growth and profits of the Company through the ESOP would be a benefit to the Company. Executives officers of the Company have acquired the following cumulative number of shares in their ESOP accounts: Mr. Aguirre, 16,797; Mr. Byrne, 0; Mr. Floyd, 24,389; and Mr. Kelly, 9,433. All shares under the ESOP and Excess Benefit Plan were allocated during 1994, and no further shares remain to be allocated. Mr. Paddock does not participant in these plans.

         SAVINGS PLAN. Effective January 1, 1995, the Company adopted a Savings Plan containing salary reduction features in which executive officers other than Mr. Paddock who is not eligible, participate. The Company contributes one share of Common Stock for each day that an employee works subject to a maximum of a $32 share value. As part of such plan, the Company also makes a matching contribution based on the employee's contribution and the profitability of the Company. In no event will such match exceed 3% of an employee's compensation. Mr. Paddock participates in the TII Savings Plan.


         PENSION PLANS. The Company maintains qualified pension plans and supplemental pension plans for certain of its employees, including the executive officers. See "Pension and Supplemental Pension Plans."

                      CHIEF EXECUTIVE OFFICER COMPENSATION


         The Committee has used the same policies with respect to the compensation of Mr. Aguirre. In 1996, Mr. Aguirre and the Company entered into a new employment agreement. In determining Mr. Aguirre's base salary and negotiating his new employment agreement, the Committee reviewed Mr. Aguirre's performance and responsibilities and the status of the Company. The Committee noted the challenges, responsibilities and results attained by Mr. Aguirre and determined to increase his base salary. Mr. Aguirre also participates in the other plans of the Company. See "Employment Contracts, Severance Arrangements and Change In Control Arrangements."

         Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a public corporation from deducting compensation of more than $1 million for its chief executive officer or for any of its four other highest paid officers. The compensation paid to the executive officers for the 1996 fiscal year did not exceed the limit; however, the exercise of the warrant and sale of the shares by Mr. Paddock in 1996 was characterized as compensation and resulted in Section 162(m) compensation for which the limit applied.


         The tables which follow and accompanying narrative and footnotes reflect the above policies.

                       Compensation Committee During 1996

                           Nicholas P. Collins, Chair
                                Gilbert E. Bezar
                                 Howard T. Cusic
                                David H. Leonard

                           SUMMARY COMPENSATION TABLE


    The following table summarizes compensation for the last three years (or since commencement of employment if less than three years) for the Chief Executive Officer and the next four most highly compensated executive officers of the Company.


                                                                                     LONG TERM COMPENSATION
                                                                        ------------------------------------------------------------

                                         ANNUAL COMPENSATION                        AWARDS                 PAYOUTS
------------------------------------------------------------------------------------------------------------------------

                                                                          RESTRICT-      SECURITIES                           ALL
    NAME AND                                                   OTHER       ED STOCK      UNDERLYING     LTIP PAYOUTS         OTHER
    PRINCIPAL                   SALARY          BONUS         ANNUAL        AWARDS        OPTIONS/           ($)            COMPEN-
    POSITION        YEAR          ($)            ($)          COMPEN-         ($)            SAR                            SATION
                                                              SATION                         (#)                            ($)(3)
                                                             ($)(1)(2)
------------------------------------------------------------------------------------------------------------------------------------

Carlos E.         1996           $265,350    $260,400        $61,939          0            45,000            $0            $  12,835
Aguirre           1995            220,993        0            27,872          0            45,000             0                4,335
  President &     1994            195,000      40,000           0             0              0                0              105,357
  CEO

James S.          1996            235,000     235,000           0             0              0          1,974,126(4)           7,050
Paddock           1995            225,000     180,000           0             0              0                0                4,500
  Vice            1994             65,000      90,000           0             0              0                0                1,125
  President
  (President &
  CEO of
  Titanium
  Industries,
  Inc.)

Dennis P.         1996            130,000     122,200         30,566          0            17,000             0               12,835
Kelly             1995            127,300        0            21,725          0            17,000             0                3,572
  Vice            1994            120,000      10,000           0             0              0                0               70,318
  President,
  Finance, CFO
  & Treasurer

David G. Floyd    1996            130,449     106,300         30,232          0            17,000             0               12,835
  Vice            1995            130,449        0            16,323          0            17,000             0                3,604
  President,      1994            124,825        0              0             0              0                0               56,290
  Commercial

J.P. Byrne (5)    1996            130,000      96,700         33,430          0            17,000             0               12,835
 Vice             1995            100,000      10,000         14,044          0            17,000             0                3,042
 President,
 Manufacturing
 & Engineering

<F1>Includes cash payments under Stock Compensation Plan based on market value of Common Stock at time of payment. Also includes, (i) in 1995, for Mr. Kelly, vacation entitlement of $4,798 and (ii) in 1996, for Mr. Byrne, vacation entitlement of $2,499.
<F2>Certain perquisites and personal benefits which were less than the lesser of
    $50,000 or 10% of the individual's bonus and salary are not shown.
<F3>Includes, for Mr. Paddock, contributions to TII Savings Plan. For all others, this represents (i) in 1996, the estimated value of Common Stock to be contributed to the Savings Plan; (ii) for 1995, the value of Common Stock contributed to the Savings Plan; and (iii) for 1994, contributions to the ESOP and Excess Benefits Plans.
<F4>Represents net proceeds received by Mr. Paddock from the sale of 80,000 shares of Common Stock acquired by exercising a warrant he received from the Company at the time of the acquisition of TII.
<F5>Mr. Byrne was not employed by the Company in 1994.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                               INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------------------------------------------

                               NUMBER OF              % OF TOTAL
                               SECURITIES            OPTIONS/SARS
                               UNDERLYING             GRANTED TO             EXERCISE                                 GRANT
                              OPTIONS/SARS             EMPLOYEES             OR BASE           EXPIRATION             DATE
                                GRANTED                IN FISCAL              PRICE               DATE               PRESENT
         NAME                    (#)(1)                YEAR (2)             ($/SH.)(3)                             VALUE $(4)
-----------------------------------------------------------------------------------------------------------------------------------

Carlos E. Aguirre                45,000                    24%                $33.75            Dec. 2006           $742,500
  President & CEO

Dennis P. Kelly                  17,000                  9.07%                 33.75            Dec. 2006            280,500
  Vice President,
  Finance, CFO &
  Treasurer

David G. Floyd                   17,000                  9.07%                 33.75            Dec. 2006            280,500
  Vice President,
  Commercial

J.P. Byrne                       17,000                  9.07%                 33.75            Dec. 2006             280,500
 Vice President,
 Manufacturing &
 Engineering

<F1>Vesting is as follows:  Less than 2 years from grant, 0%; 2 years, 50%; 3 years, 75%; 4 years, 100%.  Full vesting also accrues upon death or disability, or change in control of Oremet.
<F2>Based on total SARs granted to employees of 187,500.
<F3>Fair market value at date of grant.
<F4>Black-Scholes Model Value of $16.50 per SAR.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                     NUMBER OF
                                                                                     SECURITIES                VALUE OF
                                                                                     UNDERLYING              UNEXERCISED
                                                                                    UNEXERCISED              IN-THE-MONEY
                                                                                    OPTIONS/SARS             OPTIONS/SARS
                                                                                   AT FY-END (#)            AT FY-END ($)

                                   SHARES ACQUIRED         VALUE REALIZED           EXERCISABLE/             EXERCISABLE/
            NAME                   ON EXERCISE (#)              ($)                UNEXERCISABLE          UNEXERCISABLE (1)
--------------------------------------------------------------------------------------------------------------------------------


Carlos E. Aguirre                         0                      $0                   0/90,000                $0/990,000
  President & CEO

Dennis P. Kelly                           0                       0                   0/34,000                 0/374,000
  Vice President,
  Finance, CFO & Treasurer

David G. Floyd                            0                       0                   0/34,000                 0/374,000
  Vice President,
  Commercial

J.P. Byrne                                0                       0                   0/34,000                 0/374,000
  Vice President,
  Manufacturing &
  Engineering

<F1>Market value of Common Stock at exercise or year-end, minus the exercise price.


         PENSION AND SUPPLEMENTAL PENSION PLANS. The Company maintains qualified pension plans for its salaried and hourly employees. The executive officers, other than Mr. Paddock, participate in the Oremet Salaried Employees Pension Plan. In addition, the Company maintains a supplemental non-qualified pension plan for salaried employees, including executive officers other than Mr. Paddock, whose benefits under the pension plan are limited by application of certain tax laws. Payments to participants in the Pension and Supplemental Pension Plans do not accrue until a participant terminates service with the Company.

         The following table shows the estimated annual pension benefits under the Company's Salaried Employees Pension Plan and Supplemental Pension Plan. Benefits are payable on normal retirement at age 65 (age 62 after 30 years of service) based on a straight single life annuity at specified salary levels (based on the highest average of five consecutive years) with various years of service.



                                                   Y E A R S  O F  S E R V I C E
=============================================================================================================
REMUNERATION             10              20              25             30              40
=============================================================================================================

                      $100,000          22,500          45,000         46,500          55,800          72,150

                       200,000          45,500          91,000         94,250         113,100         146,050

                       300,000          68,500         137,000        142,000         170,400         219,950

                       400,000          91,500         183,000        189,750         227,700         293,850

                       500,000         114,500         229,000        237,500         285,000         367,750

                       600,000         137,500         275,000        285,250         342,300         441,650


         The benefits listed above are not subject to any deduction for social security benefits or other offset amounts. Remuneration used in determining retirement benefits consists of an employee's specified annual salary, including bonuses and other annual compensation, as indicated on the Summary Compensation Table and as adjusted to the generally higher levels in existence prior to the implementation of the ESOP. The Company's executive officers named in the Summary Compensation Table have the following credited years of service under the plans as of January 1, 1997: Mr. Aguirre, four years; Mr. Byrne, two years; Mr. Floyd, six years; and Mr. Kelly, three years. Mr. Paddock does not participate in the Company's Pension and Supplement Pension Plans.

         RETAINERS AND COMPENSATION OF DIRECTORS. Each member of the Board, excluding Mr. Aguirre, Mr. Paddock and the Chairman of the Board, receives 650 shares of Common Stock per year as a retainer. The Chairman of the Board receives 1,000 shares of Common Stock per year as a retainer. Each member of the Board, excluding Mr. Aguirre, Mr. Paddock and the Chairman of the Board, is paid $6,000 per year, plus $700 for each Board meeting attended, $600 for each meeting of a Board committee attended, and $250 for each meeting of the ESOP committee attended that is not on the same day as a Board meeting. The Chairman of the Board receives $9,000 per year and an additional $1,200 for each day, or portion of a day, he spends on Company business. All directors are reimbursed for travel expenses incurred in attending Board and committee meetings. Under the Company's

Deferred Compensation Plan for directors, directors of the Company may defer their compensation until after they cease serving as directors but before they reach age 70. Amounts deferred earn interest at an annual rate of 10% and are payable in cash either in a lump sum or in up to five annual installments.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. For 1996, no member of the Compensation Committee was an officer or employee of Oremet.


         EMPLOYMENT CONTRACTS, SEVERANCE ARRANGEMENTS AND CHANGE IN CONTROL ARRANGEMENTS. The Company has employment agreements with the following executives: President and Chief Executive Officer (Mr. Aguirre); Vice President, Manufacturing and Engineering (Mr. Byrne); Vice President, Commercial (Mr. Floyd); Vice President, Finance, Chief Financial Officer and Treasurer (Mr. Kelly); Vice President (Mr. Paddock); and Vice President, Technology and Corporate Development (Mr. Reichman).

         In 1996, Mr. Aguirre entered into a five-year employment agreement (automatically renewable for successive two-year terms) with the Company under which he is entitled to receive base compensation and participates in the Company's plans for annual incentive compensation, long-term incentive program, stock compensation and other benefits. The agreement is terminable upon death, disability, for cause (as defined in the agreement) or voluntary termination, involuntary termination not for cause and by prior notice. In addition to receiving compensation for the remaining period of the agreement, Mr. Aguirre will be paid two years' salary if he is terminated other than for cause or in a change in control situation. Mr. Aguirre is entitled to three years' salary as severance in the event there is a change in control and either (i) he is terminated other than for cause; or (ii) within three years after a change, there is a significant reduction in Mr. Aguirre's responsibilities, or his base pay is reduced. "Change in control" includes a change of 20% ownership of the capital stock of the Company, and also includes a majority membership change in the Board in a two-year period. Mr. Aguirre will be paid 75% of his annual base pay for two years if the Company does not renew his employment agreement through June 30, 2005. Mr. Aguirre also entered into a Non-Competition Agreement with the Company.

         Mr. Paddock entered into employment agreements with the Company and TII making him a Vice President of Oremet, and President, Chief Executive Officer and Chief Operating Officer of TII. Under the employment agreement with TII, Mr. Paddock is paid an annual salary, and an incentive bonus that rewards Mr. Paddock an annual bonus based on TII's financial performance compared to key performance targets set by the TII board of directors each year. Mr. Paddock participates in the TII Savings Plan. If Mr. Paddock voluntarily terminates his employment, or is terminated for cause (as defined in the agreement), the warrants (or underlying shares, if the warrants are exercised) to purchase Oremet stock, and the shares held by Mr. Paddock in TII, are partially forfeitable in accordance with schedules in the respective agreements. Mr. Paddock's Employment Agreement with TII provides that if his employment is involuntarily terminated, in addition to receiving compensation for the remaining period of the agreement, he will receive two times his base compensation and bonus for the prior calendar year. If TII does not renew Mr. Paddock's employment at any renewal date before December 31, 2005, Mr. Paddock will be paid 75% of his annual base compensation for two years as a severance settlement.

         The employment agreements with executive officers of the Company, other than Messrs. Aguirre and Paddock, generally provide for a base compensation, a bonus paid at the time of execution of the agreement, and an annual bonus for years before 1995. The executive officers are also eligible to participate in the Company's benefit plans, including the SAR Plan. Relocation expenses were not awarded under the executive officers' employment agreements. In addition, the employment agreements generally provide that, in the event employment is terminated other than for cause, the officer will receive between six months; and one year's base salary as a severance.

         RELATED PARTY TRANSACTIONS. The Company entered into several agreements with Mr. Paddock at the time of the Company's acquisition of TII in order to assure the continued services of Mr. Paddock as President, Chief Executive Office and Chief Operating Officer. Mr. Paddock's compensation and benefits are paid by TII. A Corporate Organization and Shareholders Agreement ("COSA") between Mr. Paddock and Oremet sets forth the rights of Mr. Paddock as the minority shareholder of TII. The COSA provides Mr. Paddock with an annual right to sell to Oremet up to 50,000 of his 200,000 TII shares starting in 1999, and obligates Oremet to purchase at least 30,000 shares annually from Mr. Paddock starting in 2004. Mr. Paddock also entered into a Non-Competition and Confidentiality Agreement with both TII and Oremet, and was issued a warrant to purchase 200,000 shares of Oremet stock at $6.375 per share. Mr. Paddock exercised warrants to purchase 80,000 shares in 1996.

         PERFORMANCE GRAPH. Set forth on the following page is a line-graph comparing the yearly percentage change in cumulative shareholder return on Common Stock with the cumulative total return of the Index for the Nasdaq Stock Market (U.S. Companies) and a titanium industry group consisting of RMI Titanium Company, Tremont Corporation and Titanium Metals Corporation (beginning in May 1996, when it became a publicly traded company).

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                              Performance Graph for
                        Oregon Metallurgical Corporation

Prepared by the Center for Research in Security Prices
Produced on 02/11/97 including data to 12/31/96


    DATE              COMPANY INDEX     MARKET INDEX     PEER INDEX

12/31/91                 100.000           100.000         100.000
01/31/92                 126.531           105.847         127.108
02/28/92                 126.531           108.246         122.729
03/31/92                 114.286           103.137         125.748
04/30/92                 106.122            98.714         124.515
05/29/92                  97.959            99.996         118.716
06/30/92                  85.714            96.086         114.593
07/31/92                  77.551            99.490         115.888
08/31/92                  77.551            96.449         104.238
09/30/92                  71.429           100.034          91.042
10/30/92                  65.306           103.974          72.166
11/30/92                  61.224           112.247          70.899
12/31/92                  65.306           116.378          61.781
01/29/93                  73.469           119.691          60.477
02/26/93                  68.367           115.226          66.363
03/31/93                  73.469           118.561          66.363
04/30/93                  91.837           113.501          59.201
05/28/93                 100.000           120.281          57.867
06/30/93                 106.122           120.837          57.200
07/30/93                 102.041           120.980          55.897
08/31/93                  89.796           127.233          57.209
09/30/93                  83.673           131.022          58.512
10/29/93                  75.510           133.967          52.012
11/30/93                  73.469           129.972          52.662
12/31/93                  77.551           133.595          51.360
01/31/94                  87.755           137.650          58.513
02/28/94                 100.000           136.363          60.463
03/31/94                  89.796           127.976          50.061
04/29/94                  83.673           126.315          48.109
05/31/94                  87.755           126.624          51.994
06/30/94                  97.959           121.993          48.242
07/29/94                  89.796           124.495          51.902
08/31/94                  85.714           132.432          51.902
09/30/94                  93.878           132.094          59.462
10/31/94                 106.122           134.689          77.090
11/30/94                 108.163           130.221          79.230
12/30/94                 118.367           130.587          86.362
01/31/95                 118.367           131.318          76.256
02/28/95                 110.204           138.263          73.318
03/31/95                 114.286           142.360          81.345
04/28/95                 128.571           146.842          87.830
05/31/95                 142.857           150.628          85.967
06/30/95                 157.143           162.835         136.957
07/31/95                 181.633           174.804         131.331
08/31/95                 200.000           178.347         131.259
09/29/95                 208.163           182.448         152.401
10/31/95                 151.020           181.403         129.221
11/30/95                 177.551           185.662         120.967
12/29/95                 185.714           184.674         123.874
01/31/96                 226.531           185.587         185.425
02/29/96                 283.674           192.660         187.556
03/29/96                 346.939           193.300         245.732
04/30/96                 520.408           209.334         290.307
05/31/96                 506.123           218.945         294.150
06/28/96                 481.633           209.078         304.628
07/31/96                 391.837           190.458         281.752
08/30/96                 485.715           201.130         272.377
09/30/96                 530.612           216.524         329.706
10/31/96                 514.286           214.151         333.297
11/29/96                 579.592           227.423         349.855
12/31/96                 535.787           227.164         364.763

                                     LEGEND

Symbol  CRSP Total Returns Index for:  12/31/91   12/31/92   12/31/93   12/30/94   12/29/95   12/31/96
______  ____________________________   ________   ________   ________   ________   ________   ________

(THIN LINE, WITH SQUARE AT END)
   Oregon Metallurgical Corporation      100.0       65.3        77.6     118.4      185.7      535.8
(ELLIPSIS & EM DASH, WITH STAR AT END)
   Nasdaq Stock Market (US Companies)    100.0      116.4       133.6     130.6      184.7      227.2
(DASHES, WITH TRIANGLE AT END)
   Self-Determined Peer Group            100.0       61.8        51.4      86.4      123.9      364.8

Companies in the Self-Directed Peer Group
    R M I TITANIUM CO               TITANIUM METALS CORP
    TREMONT CORP NEW


NOTES:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D. The index level for all series was set to $100.0 on 12/31/91.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Based on the Company's review of Forms 3, 4, and 5 furnished to the Company pursuant to the SEC Rules, all forms were filed on a timely basis, except that Mr. Pate inadvertently was six (6) days late in filing the required SEC report concerning a sale of 1,850 shares of the Company's stock.



                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board has appointed the accounting firm of Coopers & Lybrand, L.P., 400 Country Club Road, Suite 300, Eugene, Oregon 97401, as its principal accountant to audit Oremet's financial statements for the 1997 calendar year. Coopers & Lybrand, L.P. also examined and certified the financial statements for Oremet for the year ending December 31, 1996. The Company expects representatives of Coopers & Lybrand, L.P. to be present at the annual meeting and to be available to respond to appropriate questions from shareholders. The accountants will have the opportunity to make a statement at the annual meeting if they desire to do so.


                 PROPOSED AMENDMENT OF ARTICLES OF INCORPORATION

         Restated Articles of Incorporation of the Company is proposed to be amended to read as follows:

         The aggregate number of shares which the corporation shall have authority to issue is 80,000,000 shares Common Stock with a par value of $1 per share.


         The amendment would increase the number of authorized shares of the Company from the currently authorized 25,000,000 shares to 80,000,000 shares. As of March 7, 1997, 16,185,553 shares of Common Stock were outstanding and approximately 4,630,000 shares of Common Stock are reserved or designated for future issuance under the Company's Stock Compensation Plans, Stock Option Plan, Savings Plan, stock purchase warrants and the Rights Plan (as described below). The number of shares unissued and not reserved for issuance is 4,184,181.

         In December 1996, the Company adopted a Rights Plan ("Rights Plan"). The Rights Plan is designed to prevent a person or group from gaining control of the Company or obtaining a position that could deter the acquisition of control by others, without offering an adequate price to all shareholders and to deter other abusive takeover tactics which are not in the best interest of shareholders. Under the Rights Plan, each outstanding share of the Common Stock carries one Right which is composed of Common Stock and debt. The Rights may only become exercisable under certain circumstances including acquisitions of the Common Stock by a person or group of persons without the prior approval of the Board. Depending on the circumstances, if the Rights become exercisable, the holder may be entitled to purchase shares of the Common Stock and receive debt or shares of common stock of the acquiring person at discounted prices. The Rights at the option of the Company are redeemable at one cent per Right.

         In December 1996, the Board unanimously determined that it would be advisable and in the best interest of the Company to increase the number of authorized shares of Common Stock in order to provide the Company with an adequate supply of authorized but unissued shares of Common Stock for general corporate needs, including employee incentive and benefit plans, additional financing, implementation of the Rights Plan, the payment of stock dividends, stock splits or acquisitions of other businesses. While the Company currently has no arrangements, understandings or commitments with respect to the issuance of any of the additional shares, it is considered advisable to have sufficient authorized and unissued shares available to enable the Company, as the need may arise, to move promptly to take advantage of market conditions and the availability of other favorable opportunities without the delay and expense involved in calling a special meeting of shareholders. Unless otherwise required by applicable law or regulation, the additional shares of Common Stock will be issuable without further authorization by vote or consent of the shareholders and on such terms and for such consideration as may be determined by the Board. The Nasdaq Stock Market, on which the issued shares of Common Stock are listed, currently requires specific shareholder approval as a prerequisite to listing shares in certain limited circumstances.

         The amendment increasing the authorized capital of the Company, could, under certain circumstances, discourage or make more difficult an attempt to gain control of the Company or the Board by tender offer or proxy contest, or to consummate a merger or consolidation with the Company after acquiring control, and to remove incumbent management, even if such transactions were favorable to the shareholders of the Company. In certain circumstances, the issuance of the additional shares may be used to create voting impediments or to frustrate persons seeking to gain control of the Company, especially if the shares were issued in a private placement to a person sympathetic to management and opposed to any attempt to gain control of the Company. As discussed above, the shares of Common Stock could become issuable under the Rights Plan, which could deter unsolicited attempts to acquire the Company or any other attempt to acquire the Company in a manner or on terms not approved by the Board. Accordingly, this proposal to amend the Restated Articles of Incorporation may be deemed (under certain circumstances which may or may not occur) to be an anti-takeover measure. However, the proposal is not being presented as, nor is it part of, any plan to adopt a series of anti-takeover measures.


         The additional authorized shares of Common Stock would, when issued, have the same rights as the issued and outstanding shares of Common Stock, including cumulative voting rights. There are no preemptive rights with respect to any shares of Common Stock. Although the Board would authorize the issuance of additional shares of Common Stock based on its judgment as in the best interests of the Company and its shareholders, the issuance of Common Stock could have the effect of diluting the voting power and book value per share of the outstanding Common Stock.

         The approval of the amendment to the Restated Articles of Incorporation requires that the votes cast favoring the amendment exceed the votes cast opposing the amendment.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT
         THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION
         BE ADOPTED.

                       1998 ANNUAL MEETING OF SHAREHOLDERS

         The 1998 Annual Meeting of Shareholders is scheduled to be held in Albany, Oregon, on April 23, 1998. Specific proposals of shareholders intended to be presented at the 1998 annual meeting of shareholders must comply with the requirements of the Securities Exchange Act of 1934, as amended, and be received by the Company's Secretary by November 14, 1997, for inclusion in its 1998 proxy materials.


                                  OTHER MATTERS

         Management knows of no matters to be brought before the meeting other than those described above. However, should any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote or refrain from voting thereon in accordance with their judgment.


                            MISCELLANEOUS INFORMATION

         The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, some solicitations may be conducted by telephone, telegraph, facsimile transmissions and personal interviews by directors, officers and employees of the Company.

         The Company does not expect to pay any compensation for the solicitations of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable expenses for furnishing shareholder lists and sending proxy material to principals and obtaining their proxies.



__________________________________
Albany, Oregon  97321

BY ORDER OF THE BOARD OF DIRECTORS
ORVAL N. THOMPSON, Secretary

FRONT

                        OREGON METALLURGICAL CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 24, 1997


         The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement in connection with the annual meeting above mentioned, and hereby appoints CARLOS E. AGUIRRE and ORVAL N. THOMPSON, and each of them, proxies of the undersigned, with full power of substitution, to attend said annual meeting and any and all adjournments thereof, and to vote all shares of Oregon Metallurgical Corporation stock the undersigned would be entitled to vote if personally present.

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY WHEN PROPERLY EXECUTED BY THE UNDERSIGNED SHAREHOLDER WILL BE VOTED IN THE MANNER SPECIFIED ON THE REVERSE SIDE OF THIS PROXY. IF AUTHORITY IS NOT WITHHELD, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES AND THE PROPOSAL LISTED ON THE REVERSE SIDE OF THIS PROXY.

         PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side)

REVERSE SIDE

                                                       PLEASE MARK YOUR VOTES AS
                                                       INDICATED BY THIS EXAMPLE


1. ELECTION OF DIRECTOR:   Instruction:  To withhold authority to            /X/
                           vote for any individual nominee, draw a
                           line through the nominee's name in the
                           list below. To cumulate votes, indicate
                           by the name of the nominee(s) the
                           number of votes to be cast in his or
                           their favor.         (PROPOSED BY BOARD OF DIRECTORS)

FOR all       WITHHOLD
nominees      AUTHORITY  Carlos E. Aguirre  Thomas L. Chrystie  David H. Leonard
listed below  to vote    Thomas B. Boklund  Nicholas P. Collins James S. Paddock
(except as    for all    Roger V. Carter    T. Grant John       James R. Pate
marked to     nominees
the contrary  listed

   / /          / /

2. PROPOSAL TO AMEND ARTICLES OF INCORPORATION: The proposed amendment increases the authorized numbers of shares of the Company.

              / /  For             / /  Against                / /  Abstain


Signature(s)_____________________  Signature(s)_____________________ Date_______

*NOTE: Please sign above exactly as your name appears on the left side hereof. If more than one name appears, all should sign. Persons signing as executor, administrator, trustee, guardians, corporate officer or in any other official or representative capacity, should also provide full title.